Exhibit 99.1

Investors Financial Services Corp. Announces Third Quarter 2006 Results and Revises Full Year Guidance;
Total Assets Processed Reached $2 Trillion

Contact:	John N. Spinney, Jr.
(617) 937-3500
john.spinney@ibtco.com

BOSTON, MA, October 18, 2006 - Investors Financial Services Corp. (NASDAQ: IFIN) reported diluted earnings per share of $0.54 for the third quarter of 2006, compared to $0.53 in the third quarter of 2005.  Net income for the third quarter of 2006 was $36.4 million, compared to $35.2 million in the third quarter of 2005.  For the nine months ended September 30, 2006, the Company reported diluted earnings per share of $1.75, compared to $1.77 for the same period in 2005.  Net income for the nine months ended September 30, 2006 was $118.1 million, compared to $120.3 million for the same period in 2005.

Kevin J. Sheehan, Chairman and Chief Executive Officer, commented, “In the third quarter of 2006, revenue from core service fees grew 17% year-over-year while revenue from value-added service fees grew 23% year-over-year, offsetting a portion of the greater than expected weakness in net interest income.  Despite the inverted yield curve environment, this year we are aggressively accelerating disciplined investments for future growth.   We expect our employee base to grow almost 25% during this year to service new business and build capacity for continued opportunities in our pipeline.  In addition, we continue to invest in our Fund Accounting and Custody Tracking System (FACTS) to remain at the forefront of asset servicing automation.”

Net operating revenue for the third quarter of 2006 grew 15% to $193.9 million from $169.3 million for the same period in 2005.  Revenue from core services such as middle office outsourcing, global custody, multicurrency accounting and fund administration rose to $111.2 million for the third quarter of 2006, up 17% from $95.4 million for the same period in the prior year.  Revenue from value-added services including foreign exchange, securities lending, cash management and investment advisory services increased to $41.2 million for the quarter, up 23% from $33.4 million in the third quarter of 2005.  Net interest income of $39.0 million for the third quarter of 2006 represented a 3% increase from $38.0 million for the same period in 2005.  Operating expenses were $139.2 million for the third quarter of 2006, up 20% from $116.1 million for the same period in 2005.

Net operating revenue for the nine months ended September 30, 2006 grew 17% to $594.3 million from $507.8 million for the same period in 2005.  Revenue from core services rose to $331.2 million for the nine months ended September 30, 2006, up 21% from $274.2 million for the same period in the prior year.  Revenue from value-added services increased to $135.6 million for the nine months ended September 30, 2006, up 47% from $92.4 million in the first nine months of 2005.  Net interest income of $120.9 million for the nine months ended September 30, 2006 represented a 5% decrease from $127.7 million for the same period in 2005.  Securities gains were $2.5 million for the nine months ended September 30, 2006, compared to $11.1 million in the first nine months of 2005.  Operating expenses were $423.8 million for the nine months ended September 30, 2006, up 27% from $334.2 million for the same period in 2005.

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Assets processed for clients totaled approximately $2.04 trillion at September 30, 2006, an increase of 5% compared to $1.95 trillion at June 30, 2006 and an increase of 18% compared to $1.73 trillion at September 30, 2005.

Today, the Company also announced that its Board of Directors declared a quarterly cash dividend on its common stock of $0.0225 per share.  The dividend is payable November 15, 2006 to stockholders of record as of October 31, 2006.

For fiscal year 2006, net operating revenue is expected to grow approximately 14% compared to 2005.  Total operating expenses in 2006 are now expected to grow approximately 24% compared to 2005 due to accelerated investments in additional personnel, technology and office space, to position the Company for future growth.  An effective tax rate of approximately 33.5% is anticipated for 2006.  The Company now expects 2006 diluted earnings per share to be approximately $2.25 to $2.30, including a tax benefit of $0.08 per diluted share from the reversal of previously accrued taxes in the second quarter of 2006.  Key factors that are driving the change in expected diluted earnings per share include: accelerated investments in personnel and space to support future growth, increased investments in the Fund Accounting and Custody Tracking System (FACTS), the unanticipated degree and duration of the yield curve inversion, narrower than expected reinvestment spreads and lower than expected core and securities lending revenues.

Investors Financial Services Corp. will broadcast a conference call, via the Internet, today, October 18, 2006 at 5:00 p.m. ET.  The call will be accessible on the Company’s home page at www.ibtco.com.  The conference call will also be available via telephone at 719-457-2625, confirmation code 3315714.  Recorded replays of the conference call will be available on the website and by dialing 719-457-0820, confirmation code 3315714.

Investors Financial Services Corp. provides services for a variety of financial asset managers including mutual fund complexes, investment advisors, hedge funds, banks and insurance companies.  The Company’s wholly-owned subsidiary, Investors Bank & Trust Company, provides core services including middle office outsourcing, global custody, multicurrency accounting and fund administration, as well as value-added services including foreign exchange, securities lending, cash management and investment advisory services.  Offices are located in the United States, Canada, Cayman Islands, Ireland, the United Kingdom and Luxembourg.  Visit Investors Financial Services Corp. on the web at www.ibtco.com.

Forward-Looking Statements

This news release contains forward-looking statements (statements that are not historical facts) made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  These statements, including the Company’s statements regarding expected net operating revenue, total operating expenses and future investments positioning for future growth, expected growth in personnel, effective tax rate, diluted earnings per share, the degree and duration of the yield curve inversion, expected reinvestment spreads, core and securities lending revenues and investment in FACTS are subject to risks and uncertainties and are based upon certain assumptions and estimates that might not be realized.  Important factors that could cause actual results to differ

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materially from those indicated by such forward-looking statements include the timing and amount of interest rate movements by the Federal Reserve, the shape of the yield curve, reinvestment spreads, the performance of global financial markets, client fund flows, the Company’s ability to execute its stock repurchase plan, predict and manage its costs, attract and retain employees and sell its services to new and existing customers and to retain existing customers.  Additional factors that could also affect actual results are set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and in the Company’s most recent Quarterly Report on Form 10-Q.

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Investors Financial Services Corp.
Consolidated Statements of Income (unaudited)
(Dollars in thousands, except share data)

	For the Nine Months Ended		For the Three months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Fees and Other Revenue:
Asset servicing fees:
Core service fees	$331,249	$274,150	$111,247	$95,447
Value-added service fees	135,643	92,370	41,207	33,372
Total asset servicing fees	466,892	366,520	152,454	128,819
Other operating income	4,054	2,424	2,420	1,013
Gain on sale of investments	2,523	11,123	—	1,383
Total fees and other revenue	473,469	380,067	154,874	131,215

Interest income	412,696	320,670	140,338	114,512
Interest expense	291,820	192,970	101,348	76,471
Net interest income	120,876	127,700	38,990	38,041
Net operating revenue	594,345	507,767	193,864	169,256

Operating Expenses:
Compensation and benefits	238,846	185,779	74,639	65,428
Technology and telecommunications	54,750	39,901	19,625	13,988
Transaction processing services	45,487	35,252	16,018	12,476
Occupancy	24,163	19,409	8,600	6,569
Depreciation and amortization	23,513	23,724	7,971	7,740
Professional fees	9,881	9,253	4,477	2,874
Travel and sales promotion	6,451	4,823	2,374	1,649
Recruitment	3,388	1,928	1,568	873
Insurance	2,944	3,284	977	1,009
Other operating expenses	14,340	10,806	2,905	3,524
Total operating expenses	423,763	334,159	139,154	116,130

Income Before Income Taxes	170,582	173,608	54,710	53,126

Provision for income taxes	52,497	53,301	18,327	17,894

Net Income	$118,085	$120,307	$36,383	$35,232

Basic Earnings Per Share	$1.80	$1.81	$0.55	$0.54

Diluted Earnings Per Share	$1.75	$1.77	$0.54	$0.53

Share Information (unaudited)

	For the Nine Months Ended		For the Three Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Common stock outstanding	66,149,016	64,955,015	66,149,016	64,955,015
Weighted-average basic shares	65,727,040	66,530,636	66,067,400	66,076,656
Weighted-average diluted shares	67,586,143	67,966,493	67,817,587	67,010,888

Investors Financial Services Corp.
Consolidated Balance Sheets (unaudited)
(Dollars in thousands, except share data)

	September 30,	December 31,
	2006	2005

Assets
Cash and due from banks	$59,229	$79,637
Federal Funds sold	250,000	—
Other short-term investments	9,468	—
Securities held to maturity (including securities pledged of $4,498,296 and $4,529,421 at September 30, 2006 and December 31, 2005, respectively) (approximate fair value of $5,807,100 and $6,725,729 at September 30, 2006 and December 31, 2005, respectively)	5,830,022	6,761,930
Securities available for sale (including securities pledged of $3,054,836 and $2,997,958 at September 30, 2006 and December 31, 2005, respectively)	4,623,393	4,369,720
Nonmarketable equity securities	33,250	50,000
Loans, less allowance for loan losses of $100 at September 30, 2006 and December 31, 2005	286,378	402,370
Accrued interest and fees receivable	136,031	119,583
Equipment and leasehold improvements, less accumulated depreciation of $58,497 and $59,156 at September 30, 2006 and December 31, 2005, respectively	96,677	69,401
Goodwill, net	79,969	79,969
Other assets	168,164	163,783

Total Assets	$11,572,581	$12,096,393

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand	$830,810	$537,558
Savings	5,020,126	4,224,908
Time	352,142	230,124
Total deposits	6,203,078	4,992,590

Securities sold under repurchase agreements	4,128,598	4,797,868
Short-term and other borrowings	44,685	1,356,649
Due to brokers for open trades payable	72,920	21,293
Junior subordinated deferrable interest debentures	24,774	24,774
Accrued taxes and other expenses	70,821	45,077
Other liabilities	93,864	85,284
Total liabilities	10,638,740	11,323,535

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, par value $0.01 (shares authorized: 1,000,000; issued: none at September 30, 2006 and December 31, 2005)	—	—
Common stock, par value $0.01 (shares authorized: 175,000,000; issued: 68,274,003 and 67,177,306 at September 30, 2006 and December 31, 2005, respectively)	683	672
Surplus	326,724	286,265
Deferred compensation	—	(311)
Retained earnings	686,201	572,549
Accumulated other comprehensive loss, net	(6,805)	(13,369)
Treasury stock, at cost (2,124,987 shares and 2,124,669 shares at September 30, 2006 and December 31, 2005, respectively)	(72,962)	(72,948)
Total stockholders’ equity	933,841	772,858

Total Liabilities and Stockholders’ Equity	$11,572,581	$12,096,393

Investors Financial Services Corp.
Average Balance Sheets (unaudited)
(Dollars in thousands)

	Three Months Ended September 30, 2006			Three Months Ended September 30, 2005
	Average	Average	Average	Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost

Interest-earning assets:
Federal funds sold and other short- term investments	$210,484	$2,782	5.29%	$62,674	$565	3.61%
Investment securities (1)
Mortgage-backed securities	8,089,321	101,913	5.04%	8,254,384	80,937	3.92%
Federal agency securities	1,898,953	22,160	4.67%	2,352,235	23,395	3.98%
State and political subdivisions	441,985	4,634	4.19%	466,457	5,221	4.48%
Other securities	200,626	3,094	6.17%	193,486	2,158	4.46%
Total investment securities	10,630,885	131,801	4.96%	11,266,562	111,711	3.97%
Loans	293,723	5,755	7.84%	241,692	2,236	3.70%
Total interest-earning assets	11,135,092	140,338	5.04%	11,570,928	114,512	3.96%
Allowance for loan losses	(100)			(100)
Noninterest-earning assets	621,778			745,211
Total assets	$11,756,770			$12,316,039
Interest-bearing liabilities:
Deposits:
Demand	$96,453	$1,130	4.69%	$—	$—	—
Savings	4,914,089	48,544	3.95%	3,338,204	19,718	2.36%
Time	221,623	2,970	5.36%	34,099	292	3.43%
Securities sold under repurchase agreements	4,445,739	42,412	3.82%	5,513,285	40,344	2.93%
Junior subordinated debentures	24,774	605	9.77%	24,774	605	9.77%
Other borrowings	381,409	5,687	5.96%	1,756,104	15,512	3.53%
Total interest-bearing liabilities	10,084,087	101,348	4.02%	10,666,466	76,471	2.87%
Noninterest-bearing liabilities:
Demand deposits	289,727			255,114
Savings	61,370			64,761
Time deposits	257,065			202,772
Other liabilities	167,357			352,242
Total liabilities	10,859,606			11,541,355
Equity	897,164			774,684
Total liabilities and equity	$11,756,770			$12,316,039
Net interest income		$38,990			$38,041
Net interest margin (2)			1.40%			1.32%

Average interest rate spread (3)			1.02%			1.09%
Ratio of interest-earning assets to interest-bearing liabilities			110.42%			108.48%

(1)       Average yield/cost on available for sale securities is based on amortized cost.

(2)       Annualized net interest income divided by total interest-earning assets.

(3)       Yield on interest-earning assets less rate paid on interest-bearing liabilities.

Investors Financial Services Corp.

Asset servicing fees by service lines (unaudited) (dollars in thousands):

	For the Nine Months Ended		For the Three Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Core service fees:
Custody, accounting and administration	$331,249	$274,150	$111,247	$95,447

Value-added service fees:
Foreign exchange	65,151	41,050	17,052	15,546
Cash management	40,866	25,956	16,411	9,419
Securities lending	21,779	17,162	5,125	5,312
Investment advisory	5,562	6,189	1,801	2,485
Other service fees	2,285	2,013	818	610
Total value-added service fees	135,643	92,370	41,207	33,372

Total asset servicing fees	$466,892	$366,520	$152,454	$128,819

Change in net assets processed (unaudited) (dollars in billions):

	For the Nine Months Ended	For the Three Months Ended
	September 30, 2006	September 30, 2006

Net assets processed, beginning of period	$1,793	$1,952
Change in net assets processed:
Sales to new clients	1	—
Further penetration of existing clients	25	7
Lost clients	(1)	(1)
Fund flows and market gain	217	77
Total change in net assets processed	242	83
Net assets processed, end of period	$2,035	$2,035